PAGE 1                                                           (EXHIBIT (99.1)


                                 ANNUAL REPORT
                                 -------------




                       Pursuant to Section 15(d) of the
                            Securities Act of 1934




                              For the Year Ended
                               December 31, 1994


                               _________________



          LIFELINE SYSTEMS, INC. EMPLOYEE SAVINGS AND INVESTMENT PLAN
          -----------------------------------------------------------

          LIFELINE SYSTEMS, INC. EMPLOYEE SAVINGS AND INVESTMENT PLAN

            INDEX TO FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES
                 for the years ended December 31, 1994 and 1993

                                                                                  PAGE(S)
                                                                                  -------
Report of Independent Accountants                                                    2

Financial Statements:
 Statements of Net Assets Available for Plan Benefits, with Fund Information
    December 31, 1994 and 1993                                                      3-4

 Statements of Changes in Net Assets Available for Plan Benefits, with Fund
    Information for the years ended December 31, 1994 and 1993                      5-6

 Notes to Financial Statements                                                      7-13

Supplemental Schedules:
 Item 27a - Schedule of Assets Held for Investment Purposes as of
    December 31, 1994                                                                14

 Item 27d - Schedule of Single Transactions in Excess of 5% of the Current
    Value of Plan Assets                                                             15

 Item 27d - Schedule of Series of Transactions in Excess of 5% of the Current
    Value of Plan Assets                                                             16

Certain schedules have been omitted because they are either not required or not applicable.

                       REPORT OF INDEPENDENT ACCOUNTANTS


To the Plan Administrator of the
Lifeline Systems, Inc. Employee Savings
 and Investment Plan:

We have audited the accompanying statements of net assets available for plan benefits of the Lifeline Systems, Inc. Employee Savings and Investment Plan (the "Plan") as of December 31, 1994 and 1993, and the related statements of changes in net assets available for plan benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Plan as of December 31, 1994 and 1993, and the changes in net assets available for plan benefits for the years then ended in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules listed in the index on page 1 are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The fund information in the statement of net assets available for plan benefits and the statement of changes in net assets available for plan benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and changes in net assets available for plan benefits of each fund. The supplemental schedules and fund information have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

                                                        COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
June 2, 1995

          LIFELINE SYSTEMS, INC. EMPLOYEE SAVINGS AND INVESTMENT PLAN

  STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS, WITH FUND INFORMATION

                               December 31, 1994

                                                       FIDELITY        FIDELITY          FIDELITY
                                           INCOME      BALANCED    ASSET ALLOCATION      BLUE CHIP
                    ASSETS                  FUND         FUND            FUND           GROWTH FUND   CONDUIT FUND
                                           ------      --------    ----------------     -----------   ------------

Investments, at fair value (Note D)      $ 1,554,491  $ 751,801    $        195,963     $   713,774   $     58,255
Employer contributions receivable                                                                           38,051
Employee contributions receivable                                                                            3,091
Loans to participants                    -----------  ---------    ----------------     -----------   ------------

      Total assets                         1,554,491    751,801             195,963         713,774         99,397

        LIABILITIES AND NET ASSETS
        AVAILABLE FOR PLAN BENEFITS

Due to CIGNA (Note I)                                                                                       24,174
Other accounts payable                                                                                         886
                                         -----------  ---------    ----------------     -----------   ------------

   Total liabilities                                                                                        25,060
                                         -----------  ---------    ----------------     -----------   ------------

Net assets available for plan benefits   $ 1,554,491  $ 751,801    $        195,963     $   713,774   $     74,337
                                         ===========  =========    ================     ===========   ============

                                              LIFELINE
                                            SYSTEMS, INC.     PARTICIPANT          TOTAL
                    ASSETS                   STOCK FUND        LOAN FUND           PLAN
                                            -------------     -----------          ----
Investments, at fair value (Note D)         $    232,594                      $  3,506,878
Employer contributions  receivable                                                  38,051
Employee contributions receivable                                                    3,091
Loans to participants                                         $  164,554           164,554
                                            ------------      ----------      ------------

       Total assets                              232,594         164,554         3,712,574

          LIABILITIES AND NET ASSETS
         AVAILABLE FOR PLAN BENEFITS

Due to CIGNA (Note I)                                                               24,174
Other accounts payable                                                                 886
                                           -------------      ----------      ------------

       Total liabilities                                                            25,060
                                           -------------      ----------      ------------

Net assets available for plan benefits     $     232,594      $  164,554      $  3,687,514
                                           =============      ==========      ============

   The accompanying notes are an intergral part of the financial statements.

         LIFELINE SYSTEMS, INC. EMPLOYEES SAVINGS AND INVESTMENT PLAN

  STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS, WITH FUND INFORMATION

                     December 31, 1993

                                                     Fidelity   20th Century                   Lifeline
                                        Income      Balanced     Select                      Systems, Inc.   Participant     Total
ASSETS                                   Fund        Fund         Fund       Conduit Fund     Stock Fund     Loan Fund       Plan
                                        ------      --------    ------------ ------------    -------------   -----------    ------
Investments, at fair value (Note D)    $1,640,372   $699,066     $544,488      $ 83,903         $54,611                   $3,022,440
Employer contributions receivable                                                71,705                                       71,705
Employee contributions receivable                                                20,983                                       20,983
Loans to participants                                                                                         $136,347       136,347
                                       ----------   --------     --------      --------         -------       --------    ----------

      Total assets                      1,640,372    699,066      544,488       176,591          54,611        136,347     3,251,475

    LIABILITIES AND NET ASSETS
    AVAILABLE FOR PLAN BENEFITS

Benefits payable                                                                 27,326                                       27,326
Due to CIGNA (Note I)                                                            24,174                                       24,174
                                       ----------   --------    ---------     ---------         -------       --------    ----------

      Total liabilities                                                          51,500                                       51,500
                                       ----------   --------    ---------     ---------         -------       --------    ----------

Net assets available for plan
 benefits                              $1,640,372   $699,066     $544,488      $125,091         $54,611     $  136,347    $3,199,975
                                       ==========   ========     ========      ========         ========    ==========    ==========

   The accompanying notes as an intergral part of the financial statements.

          LIFELINE SYSTEMS, INC. EMPLOYEE SAVINGS AND INVESTMENT PLAN

               STATEMENT OF GHANGES IN NET ASSETS AVAILABLE FOR
                     PLAN BENEFITS, WITH FUND INFORMATION

                     for the year ended December 31, 1994

                                                       FIDELITY        FIDELITY          FIDELITY        20TH CENTURY
                                           INCOME      BALANCED    ASSET ALLOCATION      BLUE CHIP          SELECT
                                            FUND         FUND            FUND           GROWTH FUND          FUND      CONDUIT FUND
                                           ------      --------    ----------------     -----------      ------------  ------------

Additions:
 Employee contributions
  and rollovers                         $  236,595    $ 177,055    $          10,571    $    34,274       $   101,363  $      3,091
 Employer contributions                     73,596       38,645                2,299          8,767            20,772        38,051
 Interest and dividend income              104,528       27,236                3,647         10,138               260           383
 Net appreciation in fair
  value of investments                                                                        5,691
 Interfund transfers                                    249,010              187,918        707,383            27,241
                                        ----------    ---------    -----------------    -----------       -----------  -------------

        Total additions                    414,719      491,946              204,435        766,253           149,636        41,525

Deductions:
 Benefits and withdrawals                  247,383       41,421                              11,487            37,285        27,326
 Net depreciation in fair
  value of investments                                   69,471                8,472                           33,105
 Administrative expenses                     1,986          682                                 175               293           886
 Interfund transfers                       251,231      327,637                              40,817           623,441        64,067
                                        ----------    ---------    -----------------    -----------       -----------  -------------

        Total deductions                   500,600      439,211                8,472         52,479           694,124        92,279
                                        ----------    ---------    -----------------    -----------       -----------  -------------

Net additions (deductions)                 (85,881)      52,735              195,963        713,774          (544,488)      (50,754)

                                        ----------    ---------    -----------------    -----------       -----------  -------------

Net assets available for
 plan benefits, beginning of year        1,640,372      699,066                    0              0           544,488       125,091
                                        ----------    ---------    -----------------    -----------       -----------  -------------

Net assets available for
 plan benefits, end of year             $1,554,491    $ 751,801    $         195,963    $   713,774                 0  $     74,337
                                        ==========    =========    =================    ===========       ===========  =============

                                              LIFELINE
                                            SYSTEMS, INC.     PARTICIPANT        TOTAL
                                             STOCK FUND        LOAN FUND         PLAN
                                            ------------      -----------        -----

Additions:
 Employee contributions
  and rollovers                            $       33,478                     $  596,427
 Employer contributions                             7,669                        189,799
 Interest and dividend income                                 $    10,627        156,819
 Net appreciation in fair
  value of investments                             40,573                         46,264
 Interfund transfers                               97,784         148,715      1,418,051
                                           --------------     -----------     ----------
        Total additions                           179,504         159,342      2,407,360

Deductions:
 Benefits and withdrawals                           1,469          20,277        386,648
 Net depreciation in fair value of
  investments                                                                    111,048
 Administrative expenses                               52                          4,074
 Interfund transfers                                              110,858      1,418,051
                                           --------------     -----------    -----------
        Total deductions                            1,521         131,135      1,919,821
                                           --------------     -----------    -----------
Net additions (deductions)                        177,983          28,207        487,539
                                           --------------     -----------    -----------
Net assets available for
 plan benefits, beginning of year                  54,611         136,347      3,199,975
                                           --------------     -----------    -----------
Net assets available for
 plan benefits, end of year                $      232,594     $   164,554    $ 3,687,514
                                           ==============     ===========    ===========

   The accompanying notes are an intergral part of the financial statements

         LIFELINE SYSTEMS, INC. EMPLOYEES SAVINGS AND INVESTMENT PLAN

               STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR
                     PLAN BENEFITS, WITH FUND INFORMATION

                     for the year ended December 31, 1993

                                                    Fidelity    20th Century                   Lifeline
                                        Income      Balanced       Select                    Systems, Inc.   Participant     Total
                                         Fund         Fund          Fund     Conduit Fund     Stock Fund      Loan Fund      Plan
                                        ------      --------    ------------ ------------    -------------   -----------    ------
Additions:
 Employee contributions and
  rollovers                           $  242,962    $113,655     $ 89,258      $ 20,983        $  9,533                  $   476,391
 Employer contributions                   37,357      11,841        9,493        71,705              89                      130,485
 Interest and dividend income            112,288      54,999       60,058         1,787                       $  8,388       237,520
 Net appreciation in fair value
  of investments                                      44,563       22,960                        15,051                       82,574
 Interfund transfers                      46,106     108,866        3,681        60,185          30,803         87,859       337,500
                                      ----------    --------     --------      --------        --------       --------    ----------

     Total additions                     438,713     333,924      185,450       154,660          55,476         96,247     1,264,470

Deductions:
 Benefits and withdrawals                326,513     135,073      127,771        27,325                                      616,682
 Administrative expenses                                                          2,104                                        2,104
 Interfund transfers                      62,201      17,618      116,597        59,350             865         80,869       337,500
                                      ----------    --------     --------      --------        --------       --------    ----------

     Total deductions                    388,714     152,691      244,368        88,779             865         80,869      956,286
                                      ----------    --------     --------      --------        --------       --------   ----------

Net additions (deductions)                49,999     181,233      (58,918)       65,881          54,611         15,378      308,184
                                      ----------    --------     --------      --------        --------       --------   ----------

Net assets available for plan
 benefits, beginning of year           1,590,373     517,833      603,406        59,210            -           120,969    2,891,791
                                      ----------    --------     --------      --------        --------       --------   ----------

Net assets available for plan
 benefits, end of year                $1,640,372    $699,066     $544,488      $125,091        $ 54,611       $136,347   $3,199,975
                                      ==========    ========     ========      ========        ========       ========   ==========

    The accompanying notes are an integral part of the financial statements

          LIFELINE SYSTEMS, INC. EMPLOYEE SAVINGS AND INVESTMENT PLAN

                         NOTES TO FINANCIAL STATEMENTS


A.  DESCRIPTION OF THE PLAN:
    -----------------------

    The following description of the Lifeline Systems, Inc. Employee Savings and Investment Plan (the "Plan") provides only general information. Participants should refer to the plan document for a more complete description of the Plan's provisions.

      GENERAL

      The Plan is a defined contribution profit-sharing plan covering all employees of Lifeline Systems, Inc. (the "Company") who work at least 1,000 hours during the plan year. Employees become eligible to participate on the entry date following six months of service. The Plan was established in 1984 to provide participants an opportunity to defer taxes on their savings and is intended to be a "qualified cash or deferred arrangement" under certain sections of the Internal Revenue Code. It is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

      CONTRIBUTIONS

      Participants may contribute from 1% to 15% of their pay on a pretax basis subject to the annual dollar limits established by the Internal Revenue Service (IRS) and plan limitations. Participants are immediately vested in their contributions and earnings thereon. Rollover contributions from qualified 401(k) plans are also allowed. Withdrawals are permitted as specified by IRS regulations.

      Employer contributions may vary from year to year in such amounts as have been voted by the Company pursuant to the provisions of the Plan. For the years ended December 31, 1994 and 1993, the Company matched 100% of the first 2% contributed and 50% of the next 2% contributed up to a maximum of $1,000.

      LOANS

      With the approval of the plan administrator, participants may borrow from their vested interest attributable to matching, discretionary, and rollover contributions. The maximum amount that may be borrowed is 50% of a participant's vested interest or $50,000, whichever is less. The minimum loan is $1,000. The interest rate is fixed and will be equal to the prime rate plus one and one-half percent. The maximum loan period is five years. The interest rate charged on participant loans ranged from 7.00% to 10.50% in 1994 and was 7.5% in 1993.



                                   Continued

          LIFELINE SYSTEMS, INC. EMPLOYEE SAVINGS AND INVESTMENT PLAN

      BENEFITS AND WITHDRAWALS

      The Plan allows benefits to be paid in the form of a cash payment or several annuity options which may be selected by participants or beneficiaries.

      The Plan also provides for a preretirement survivor annuity to participants of the Plan prior to December 1, 1990, which allows 100% of a married participant's benefits to be used to provide benefits to his/her spouse if the participant dies before benefit payments commence. This provision may be waived once the participant reaches age 35 and obtains written consent from his/her spouse. Benefits to participants not married who die before retirement will be distributed to designated beneficiaries. No death benefits were paid in 1994. In 1993, death benefits approximated $16,000.

      A participant may elect to withdraw any amount up to 100% of the value of that portion of his/her account attributable to his/her contributions including any interest or gains thereon. Hardship withdrawals are allowed under the provisions of the Plan.

      VESTING

      Beginning in 1991, plan participants are 100% vested in the value of their own contributions, rollovers and employer matching contributions. Previously, plan participants became vested in employer matching contributions over a three-year vesting schedule. Prior to 1991, forfeitures were used by the Company to offset employer contributions.

      The Plan allows that, upon disability, normal retirement age or death, an employee is 100% vested in all contributions.

      INVESTMENT OPTIONS

      Participants may invest in the following investment options at December 31, 1994:

       .  The Income Fund -

            Massachusetts Mutual Life Insurance Company Group Annuity Contract. The interest rate is declared in advance and credited monthly. The interest rate was 8.02% for the years ended December 31, 1994 and 1993.

            Bankers Trust Company Pyramid Guaranteed Investment Contracts Fund - This fund invests in Guaranteed Investment Contracts and Bank Investment Contracts issued by life insurance companies or banks. The estimated range of returns for the fund is announced at the beginning of each year. Interest is credited monthly. The interest rate ranged from 5.90% to 6.50% and 6.21% to 6.88% for the years ended December 31, 1994 and 1993, respectively.



                                  Continued

          LIFELINE SYSTEMS, INC. EMPLOYEE SAVINGS AND INVESTMENT PLAN

         . Fidelity Balanced Fund - Funds are invested in shares of a registered investment company that invests in stocks and bonds. This is a "moderate risk" mutual fund investing no greater than 75% of its assets in common stocks and no less than 25% in bonds.

         . Fidelity Asset Allocation Fund - Funds are invested in shares of a registered investment company that invests in stocks, bonds and short-term fixed income investments. The assets will normally be allocated within the following ranges: 10% - 60% in stocks; 20% - 60% in bonds; and 0 - 70% in short-term fixed income instruments.

         . Fidelity Blue Chip Growth Fund - Funds are invested in shares of a registered investment company that invests in stocks, seeking long-term earnings growth. At least 65% of its assets are allocated in the common stocks of large blue chip growth companies.

         . Lifeline Systems, Inc. Common Stock - The Plan was amended during 1993 to permit plan participants to purchase the Company's common stock on the open market. For the year ended December 31, 1994, purchases and sales of Lifeline Systems, Inc. Common Stock amounted to $145,655 and $8,060, respectively.

      Participants may allocate their individual accounts among the five investment alternatives and may make transfers as specified in the plan document. At December 31, 1994, there were 157 employees participating in the Income Fund, 119 employees participating in the Balanced Fund 35 employees participating in the Asset Allocation Fund, 120 employees participating in the Blue Chip Growth Fund, and 31 employees participating in the Stock Fund. The Plan also has a Conduit Fund which is invested with The Massachusetts Company and is utilized as a "pass-through" holding account for employer and employee contributions. Funds are deposited into this account and allocated to other investment options based on participant's elections.

B.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
    ------------------------------------------

      INVESTMENT VALUATION AND INCOME RECOGNITION

      Investments in mutual and pooled funds and the Company's common stock are valued at fair market value using year-end closing prices. Investments in group annuity contracts are valued at the contract value (see Note C). Participant loans are valued at cost which approximates fair value.

      Interest and dividend income is recorded as earned on the accrual basis.

      The Plan presents in the statement of changes in net assets the net appreciation (depreciation) in the fair value of its investments which consists of the realized gains or losses and the unrealized appreciation (depreciation) on those investments.



                                   Continued

          LIFELINE SYSTEMS, INC. EMPLOYEE SAVINGS AND INVESTMENT PLAN

      CONTRIBUTIONS

      Contributions from the Company are accrued as of December 31 based upon the contribution formula. Employee contributions are recorded in the period in which the employee payroll deductions are made.

      PAYMENT OF BENEFITS

      Benefits are recorded when paid.

      EXPENSES

      All administrative expenses and fees are paid by the Company except for loan fees which are paid by the Plan.

C.  Investment Contracts with Insurance Company and Bank:
    ----------------------------------------------------

    In 1991, the Plan entered into an investment contract with Massachusetts Mutual Life Insurance Company ("Mass Mutual"). This investment is maintained in a pooled account. The account is credited with earnings on the underlying investments and charged for plan withdrawals and administrative expenses. The contract is included in the financial statements at contract value, which approximates fair value, as reported to the Plan by Mass Mutual. Contract value represents contributions made under the contract, plus earnings, less plan withdrawals and administrative expenses. Withdrawals are allowed under the terms of the contract. The withdrawal method used for administrative purposes is the Current Contract Pro Rata Withdrawal Method.

    In January 1992 the Plan entered into an investment agreement with Bankers Trust Company to enter into the Bankers Trust Pyramid Guaranteed Investment Contracts Fund, a separate pooled fund established and managed by Bankers Trust Company. The Fund invests primarily in Guaranteed Investment Contracts ("GICs") and Bank Investment Contracts issued by life insurance companies, banks or other financial institutions, and any of the Bankers Trust Commingled short-term investments funds. The Fund's assets are valued at fair market value; provided, however assets for which there is no readily ascertainable market value are valued at fair value determined in good faith by the Trustee of the Fund. The Fund expects to maintain a constant unit value of $1.00. Withdrawals are permitted and are subject to a deferred payout schedule which may have an average maturity of no greater than 2.5 years and a final payment no later than 5 years from the receipt of such notice by the Trustee of the Fund.



                                   Continued

          LIFELINE SYSTEMS, INC. EMPLOYEE SAVINGS AND INVESTMENT PLAN

D.  INVESTMENTS:
    ------------


    Investments held by the Plan at December 31, 1994 and 1993 are summarized as follows:

                                                                        1994             1993
                                                                        FAIR             FAIR
          DESCRIPTION                                                   VALUE            VALUE
          -----------                                                   -----            -----

      Income Fund:
       Bankers Trust Company Pyramid Guaranteed
          Investment Contracts Fund                                 $  849,926*      $  661,989*
       Massachusetts Mutual Life Insurance Company
          Group Annuity Contract                                       704,565*         978,383*
      Fidelity Balanced Fund                                           751,801*         699,066*
      Fidelity Asset Allocation Fund                                   195,963*            -
      Fidelity Blue Chip Growth Fund                                   713,774*            -
      The Massachusetts Company Conduit Fund                            58,255           82,689
      Lifeline Systems, Inc. Common Stock                              232,594*          54,611
      20th Century Select Fund                                            -             544,488*
      Wainwright Bank Conduit Fund                                        -               1,214
                                                                    ----------       ----------

                                                                    $3,506,878       $3,022,440
                                                                    ==========       ==========

      * Investment represents 5% or more of net assets available for plan benefits.


E.  SCHEDULE OF NET REALIZED AND UNREALIZED GAIN OR (LOSS)
    -----------------------------------------------------

                                                                               NET REALIZED
                                             REALIZED          UNREALIZED     AND UNREALIZED
                                           GAIN OR (LOSS)     GAIN OR (LOSS)  GAIN OR (LOSS)
                                           --------------     --------------  --------------
    Fidelity Balanced Fund                    $ 1,805           $(71,276)        $(69,471)

    Fidelity Asset Allocation Fund               -                (8,472)          (8,472)

    Fidelity Blue Chip Growth Fund               -                 5,691            5,691

    20th Century Select Fund                   (1,939)           (31,166)         (33,105)

    Lifeline Systems, Inc.
      Stock Fund                                  359             40,214           40,573
                                              -------           --------         --------

         Total                                $   225           $(65,009)        $(64,784)
                                              =======           ========         ========



                                   Continued

          LIFELINE SYSTEMS, INC. EMPLOYEE SAVINGS AND INVESTMENT PLAN

F.  RECONCILIATION OF FINANCIAL STATEMENTS TO FORM 5500:
    ---------------------------------------------------

    The following is a reconciliation of net assets available for plan benefits per the financial statements to the Form 5500:

                                                                                  December 31,
                                                                            ------------------------
                                                                               1994         1993
                                                                               ----         ----

      Net assets available per the financial statements                     $3,687,514   $3,199,975

      Amounts allocated to withdrawing participants                           (548,987)    (672,432)
                                                                            ----------   ----------
      Net assets available for benefits per the Form 5500                   $3,138,527   $2,527,543
                                                                            ==========   ==========

    The following is a reconciliation of benefits paid to participants per the financial statements to the Form 5500:

                                                                                    Year Ended
                                                                                December 31, 1994
                                                                                -----------------
      Benefits paid to participants per the financial statements                    $386,648
      Add:  amounts allocated to withdrawing participants at
             December 31, 1994                                                       548,987
      Less:  amounts allocated to withdrawing participants at
             December 31,1993                                                       (672,432)
                                                                                    --------

      Benefits paid to participants per the Form 5500                               $263,203
                                                                                    ========

    Amounts allocated to withdrawing participants are recorded on the Form 5500 for benefit claims that have been processed and approved for payment prior to December 31, but not yet paid as of that date.

G.  TAX STATUS:
    ----------

    The Internal Revenue Service has determined and informed the Company by a letter dated March 31, 1987 that the Plan and related trust are designed in accordance with applicable sections of the Internal Revenue Code (IRC). The Plan has been amended since receiving the determination letter. However, the plan administrator and the Plan's tax counsel believe that the Plan is designed and is currently being operated in compliance with the applicable requirements of the IRC.



                                   Continued

          LIFELINE SYSTEMS, INC. EMPLOYEE SAVINGS AND INVESTMENT PLAN

H.  PLAN TERMINATION:
    ----------------

    The Company intends to continue the Plan indefinitely but reserves the right to terminate the Plan at any time without any liability whatsoever for such discontinuance or termination. After payment of expenses by the trustee, the Plan would be liquidated and each participant would receive his or her interest in the form of a lump-sum payment.

I.  CHANGE IN RECORD KEEPER AND CUSTODIAN:
    -------------------------------------

    The Company replaced CIGNA as its record keeper and custodian beginning with the 1991 plan year. All assets were transferred on February 6, 1991. At the transfer date, $24,174 was incorrectly credited to the Plan's CIGNA account and is payable to CIGNA.

          LIFELINE SYSTEMS, INC. EMPLOYEE SAVINGS AND INVESTMENT PLAN

                             SUPPLEMENTAL SCHEDULE

          Item 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES

                               December 31, 1994

IDENTITY OF ISSUE, BORROWER,                                                RATE OF                  CURRENT
LESSOR OR SIMILAR PARTY                   DESCRIPTION OF INVESTMENT        INTEREST       COST        VALUE
- ----------------------------              -------------------------        --------       ----       -------

Massachusetts Mutual Life Insurance
   Company Group Annuity Contract,
   Maturity date:  January 2, 1996        Group Annuity Contract             8.02%     $  704,565  $  704,565

Bankers Trust Company Pyramid
   Guaranteed Investment Contracts
   Fund                                   Bank Pooled Fund               5.90% - 6.50%    849,926     849,926

Fidelity Balanced Fund                    Mutual Fund                         N/A         778,783     751,801

Fidelity Asset Allocation Fund            Mutual Fund                         N/A         204,435     195,963

Fidelity Blue Chip Growth Fund            Mutual Fund                         N/A         708,082     713,774

The Massachusetts Company Conduit Fund    Cash Account                     Floating        58,255      58,255

Lifeline Systems, Inc. Common Stock       Shares of Common Stock              N/A         177,155     232,594

Participant loans, payment
   schedule:  fully amortized             Participant Loans              7.0% - 10.5%        -        164,554
                                                                                       ----------  ----------

                                                                                       $3,481,201  $3,671,432
                                                                                       ==========  ==========

          LIFELINE SYSTEMS, INC. EMPLOYEE SAVINGS AND INVESTMENT PLAN

                             SUPPLEMENTAL SCHEDULE

                Item 27d - SCHEDULE OF REPORTABLE TRANSACTIONS

   SINGLE  TRANSACTIONS IN EXCESS OF 5% OF THE CURRENT VALUE OF PLAN ASSETS

                     for the year ended December 31, 1994


Transactions in excess of 5% of the current value of plan assets as of the beginning of the plan year are summarized as follows:

                                                              PURCHASE     SELLING     COST OF    NET GAIN
IDENTITY OF PARTY INVOLVED            DESCRIPTION OF ASSET      PRICE       PRICE      ASSETS     OR (LOSS)
- --------------------------            ----------------------  --------     --------    --------   ---------

Massachusetts Company Conduit Fund    Cash Account            $326,266

Massachusetts Company Conduit Fund    Cash Account                -        $324,266    $324,266

Massachusetts Mutual Life
    Insurance Company Group
    Annuity Contract                  Group Annuity Contract      -         326,266     326,266

Bankers Trust Company Pyramid
    Guaranteed Investment
    Contracts Fund                    Bank Pooled Fund         324,266         -           -

Twentieth Century Select Fund         Mutual Fund                           576,494     574,645     $1,849

Fidelity Blue Chip Growth Fund        Mutual Fund              576,484

Fidelity Balanced Fund                Mutual Fund                           210,776     209,777        999

Fidelity Asset Allocation Fund        Mutual Fund              175,934         -           -            -

         LIFELINE SYSTEMS, INC. EMPLOYEE SAVINGS AND INVESTMENT PLAN

                             SUPPLEMENTAL SCHEDULE

                 Item 27d - SCHEDULE OF REPORTABLE TRANSACTIONS

   SERIES OF TRANSACTIONS IN EXCESS OF 5% OF THE CURRENT VALUE OF PLAN ASSETS

                      for the year ended December 31, 1994


Series of transactions in excess of 5% of the current value of plan assets as of the beginning of the plan year are summarized as follows:

                                                          NUMBER                    NUMBER
                                  DESCRIPTION               OF        PURCHASE        OF        SELLING     COST OF        NET
IDENTITY OF PARTY INVOLVED          OF ASSET           TRANSACTIONS    PRICE     TRANSACTIONS    PRICE       ASSET    GAIN OR (LOSS)
- ---------------------------       -----------          ------------  ----------  -------------  -------     -------   --------------

The Massachusetts Company
  Conduit Fund                    Cash Account              61       $1,644,064     112        $1,689,055  $1,689,055

Massachusetts Mutual Life
  Insurance Company Group
  Annuity Contract                Group Annuity Contract     -             -          1           326,266     326,266

Fidelity Balanced Fund            Mutual Fund               17          398,250       7           276,048     252,837     $23,211

Fidelity Asset Allocation
 Fund                             Mutual Fund                6          204,434       -              -           -           -

Fidelity Blue Chip Growth
 Fund                             Mutual Fund                6          708,082       -              -           -           -

20th Century Select Fund          Mutual Fund                8          124,436       5           635,824     637,763      (1,939)


Bankers Trust Company  Pyramid
  Guaranteed Investment
  Contracts Fund                  Bank Pooled Fund           9          597,630      10           416,020     416,020        -